+Exhibit 99.1

News Release - For Immediate Release July 30, 2024	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

QUINCY, Massachusetts, July 30, 2024 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), announced net income of $160,000, or $0.03 per basic and diluted share, for the three months ended June 30, 2024 compared to a net loss of $40,000, or $0.01 per basic and diluted share, for the three months ended March 31, 2024 and net income of $105,000, or $0.02 per basic and diluted share, for the three months ended June 30, 2023.

For the twelve months ended June 30, 2024, net income was $33,000, or $0.01 per basic and diluted share, compared to net income of $1.4 million, or $0.23 per basic and diluted share, for the twelve months ended June 30, 2023.

Michael E. McFarland, President and Chief Executive Officer, stated “Liabilities continue to reprice at a faster pace than assets. Our business model has been strained over the last two years due to continued inversion of the yield curve. As assets reprice upward combined with some reductions from the Federal Reserve on interest rates these challenges should begin to diminish."

Fourth Quarter Operating Results

Net interest income, on a fully tax-equivalent basis, decreased by $20,000, or 1.2%, to $1.6 million for the three months ended June 30, 2024, from $1.7 million for the three months ended March 31, 2024. The net interest margin decreased by three basis points to 1.93% for the three months ended June 30, 2024, from 1.96%, for the three months ended March 31, 2024. Interest income increased $119,000, or 3.9%, due to a $27,000 increase in interest and dividends on debt securities and a $106,000 increase in interest on short-term investments, offset by a $14,000 decrease in interest and fees on loans. These changes reflect an overall increased yield on interest-earning assets of 8 basis points, due to the high rate environment as well as an increase in the average balance of cash and short-term investments of $5.3 million, or 35.7%, and an increase in interest-bearing deposits of $3.9 million, or 1.7%, offset by a decrease in loans of $2.9 million, or 1.7%. Interest expense increased $139,000, or 10.2%, due to an increase of $192,000 in interest expense on interest-bearing deposits, offset by a $53,000 decrease in interest expense on FHLB advances. The increase in interest expense on interest-bearing deposits, reflected a 29 basis point increase in the average cost, primarily due to the higher interest rate environment and a higher percentage of higher costing certificates of deposit in the portfolio, and a $3.9 million increase in the average balance. The decrease in the expense on FHLB advances, was due to a $3.8 million, or 27.0%, decrease in the average balances for the three months ended June 30, 2024 compared to the three months ended March 31, 2024 and a 26 basis point decrease in the average cost.

Net interest income, on a fully tax-equivalent basis, decreased by $274,000, or 14.3%, to $1.6 million for the three months ended June 30, 2024, from $1.9 million for the three months ended June 30, 2023. The net interest margin decreased by 38 basis points to 1.93% for the three months ended June 30, 2024, from 2.31% for the three months ended June 30, 2023. The decline was primarily due to a 161 basis point increase in the average rate for certificates of deposit and an $18.3 million increase in the average balance of certificates of deposit, offset by a 41 basis point increase in the average yield on interest-earning assets and a $9.0 million increase in the average balance of interest-earning assets. The increase in certificates of deposits and a corresponding decrease of $17.0 million in the average balance of other interest-bearing deposits reflected customers desire to seek higher interest-earning accounts. The interest earned on loans increased $44,000, to $1.8 million for the three months ended June 30, 2024, from $1.7 million for the three months ended June 30, 2023. The interest earned on securities increased $137,000, to $1.1 million for the three months ended June 30, 2024, from $968,000 for the three months ended June 30, 2023. The interest earned on cash and short-term investments increased $244,000, to $282,000 for the three months ended June 30, 2024 from $38,000 for the three months ended June 30, 2023. The interest earned on interest-earning assets was due to higher average cash balances as well as higher yields due to the higher interest rate environment, offset by $6.3 million decrease in the average balance of loans and a $1.6 million decrease in the average balance of securities.

The Company recorded reversals of the provision for credit losses of $32,000 and $20,000 for the three months ended June 30, 2024 and March 31, 2024, respectively. The Company did not record a provision for loan losses during the three months ended June 30, 2023. The reversals of

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

the provision for credit losses and the absence of a provision were due to changes in economic conditions, lower loan balances and continued strong asset quality. The allowance for credit losses as a percentage of total loans was 0.90%, 0.90%, and 0.98% at June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

Non-interest income decreased $1,000, or 0.6%, to $166,000 for the three months ended June 30, 2024, from $167,000 for the three months ended March 31, 2024, primarily due to a decrease of $4,000 in customer service fees and a decrease of $1,000 in income on bank-owned life insurance, offset by an increase of $4,000 in other income.

Non-interest income increased $2,000, or 1.2%, to $166,000 for the three months ended June 30, 2024, from $164,000 for the three months ended June 30, 2023, primarily due to an increase in other income of $2,000, or 3.3%.

Non-interest expense decreased $143,000, or 7.5%, to $1.8 million for the three months ended June 30, 2024, from $1.9 million for the three months ended March 31, 2024. The decrease was due to a decrease in salaries and employee benefits of $87,000, or 7.8%, primarily due to the reduced cost of the pension plan, a decrease in occupancy and equipment expense of $31,000, or 12.1%, due to a reduction in service contracts expense and the lack of snow removal costs, a decrease of $15,000, or 15.5%, in data processing fees and a decrease of $13,000, or 3.5% in other general and administrative costs.

Non-interest expense decreased $168,000, or 8.7%, to $1.8 million for the three months ended June 30, 2024, from $1.9 million for the three months ended June 30, 2023. The decrease was due to a decrease in salaries and employee benefits of $116,000, or 10.1%, primarily due to the reduced cost of the pension plan and a decrease in headcount, a decrease in occupancy and equipment expense of $49,000, or 17.9%, due to a reduction in service contracts expense offset by an increase in utilities expense and a decrease of $9,000, or 20.9%, in deposit insurance.

The Company recorded an income tax benefit of $106,000 for the three months ended June 30, 2024, compared to an income tax benefit of $42,000 for the three months ended March 31, 2024 and income tax expense of $19,000 for the three months ended June 30, 2023. The decrease in income tax expense for the three months ended June 30, 2024, compared to the three months ended March 31, 2024 was due to an income tax benefit related to the recognition of a post-retirement benefit and adjustments to the net deferred tax asset. The decrease in income tax expense for the three months ended June 30, 2024, compared to the three months ended June 30, 2023, was due to a decrease in income before income taxes, an income tax benefit related to the recognition of a post-retirement benefit and adjustments to the net deferred tax asset.

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Full Year Operating Results

Net interest income decreased, on a fully tax-equivalent basis, by $2.1 million, or 23.3%, to $6.8 million for the twelve months ended June 30, 2024 from $8.9 million for the twelve months ended June 30, 2023, due to a $3.0 million increase in interest expense due to an increase in the interest on certificates of deposit of $2.7 million and the increase in interest on FHLB advances of $399,000. The Company recognized a 127 basis point increase in the cost of interest-bearing liabilities, due to higher interest rates and a greater percentage of interest-bearing liabilities in higher-costing certificates of deposit and increased borrowings. The increase in interest expense was offset by an increase in interest income of $979,000 due to higher average yields. Interest income on loans increased $325,000 due to a 25 basis point increase in the average yield on loans, offset by a decrease in the average balance of loans of $3.0 million, or 1.7%. Income on securities increased $443,000 due to a 31 basis point increase in the average yield on securities, offset by a decrease in the average balance of securities of $1.1 million, or 0.8%. The interest earned on cash and short-term investments increased $211,000 from the prior year, due to a 197 basis point increase in the average yield, offset by a decrease of $74,000 in the average balance of cash and short-term investments. The net interest margin decreased 58 basis points for the twelve months ended June 30, 2024, to 2.03%, from 2.61% in the prior year.

The Company recognized a reversal of the provision for credit losses of $322,000 for the twelve months ended June 30, 2024, compared to no provision for loan losses in the prior year period. The reversal of the provision for credit losses for the twelve months ended June 30, 2024 was recorded due to improved economic conditions, lower loan balances and continued strong asset quality.

Non-interest income increased $1,000, or 0.2%, to $665,000 for the twelve months ended June 30, 2024, from $664,000 for the twelve months ended June 30, 2023. The decrease was primarily due to increases in customer service fees of $9,000 and income on bank-owned life insurance of $9,000, offset by a decrease of $17,000 in safe deposit box fees as we now recognize fees over the rental period.

Non-interest expense increased $29,000, or 0.4%, to $7.7 million for the twelve months ended June 30, 2024, compared to $7.7 million for the twelve months ended June 30, 2023. Salaries and benefits increased $41,000, or 0.9%, to $4.6 million, due to annual increases to salaries and health insurance of employees and employee stock-based compensation expense. Deposit insurance increased $27,000, data processing costs increased $25,000 and other general and administrative expenses increased $34,000, offset by a decrease of $53,000 in occupancy and equipment expense and a decrease of $45,000 in advertising costs.

Income tax expense decreased $340,000 to an income tax benefit of $39,000 for the twelve months ended June 30, 2024, compared to an income tax expense of $301,000 for the twelve months ended June 30, 2023, due to the decrease in income before income taxes, partially offset by an increase in the deferred tax valuation allowance.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Balance Sheet

Assets: At June 30, 2024, total assets amounted to $363.4 million, compared to $349.0 million at June 30, 2023, an increase of $14.4 million, or 4.1%, primarily due to a $20.1 million increase in cash and cash equivalents, a $323,000 increase in FHLB of Boston stock, a $268,000 increase in bank-owned life insurance, a $166,000 increase in deferred tax asset and a $216,000 increase in other assets, offset by a $5.5 million decrease in net loans, a $941,000 decrease in securities, a $167,000 decrease in premises and equipment and a $93,000 decrease in operating lease right of use asset. The increase in cash and cash equivalents was due to increases in deposits and FHLBB advances. The decrease in loans was a result of borrower principal payments exceeding new originations, due to the higher interest rate environment.

Asset Quality: At June 30, 2024, there were four current loans rated substandard with a provision for credit loss of $10,000. There were no loans rated special mention, doubtful or loss and no non-performing or delinquent loans at June 30, 2024. There were no charge-offs of loans for the three or twelve months ended June 30, 2024 or 2023.

Liabilities: Deposits increased by $7.5 million, or 2.8%, during the twelve months ended June 30, 2024, due to an increase of $21.6 million in higher-yielding term certificates, offset by a decrease of $10.0 million in regular accounts and $5.0 million in money market accounts. FHLBB advances were $10.4 million at June 30, 2024 compared to $3.7 million at June 30, 2023, as we implemented a leverage strategy to increase liquidity and interest income.

Stockholders' Equity. Total stockholders' equity increased $161,000, to $76.1 million at June 30, 2024, from $75.9 million at June 30, 2023. The increase was primarily due to the changes in unearned ESOP compensation of $102,000, and stock-based compensation of $358,000 and net income of $33,000, offset by the effect of the adoption of ASU 2016-13, net of taxes, of $223,000, and the repurchase of company stock of $78,000 for the twelve months ended June 30, 2024.

On July 1, 2023, the Company adopted ASU 2016-13, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss ("CECL") methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loans receivable and securities held to maturity. In addition, ASC 326 made changes to the accounting for securities available for sale. It also applies to off-balance sheet credit exposures not accounted for as insurance, such as loan commitments, standby letters of credit, financial guarantees, and other similar instruments. The following table illustrates the impact of ASC 326:

	Pre-ASC 326 Adoption	As Reported Under ASC 326
(In thousands)	June 30, 2023	July 1, 2023	Impact of ASC 326 Adoption
Assets
Allowance for credit losses on securities held to maturity	$-	$(276)	$(276)
Allowance for credit losses on loans	(1,747)	(1,759)	(12)
Deferred tax asset on allowance for credit losses	466	378	(88)

Liabilities
Allowance for credit losses on off-balance sheet exposures	$-	$23	$23

Shareholders' Equity
Retained earnings	$50,416	$50,193	$(223)

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is the federal mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; changes in asset quality, prepayment speeds, charge-offs and/or credit loss provisions, our ability to access cost-effective funding; changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

	June 30,	June 30,
	2024	2023
Assets:
Cash and due from banks	$1,339	$1,486
Short-term investments	25,620	5,375
Total cash and cash equivalents	26,959	6,861
Securities available for sale, at fair value	113	146
Securities held to maturity, at amortized cost, net of allowance for credit losses	146,994	147,902
Loans:
1-4 family	138,005	140,109
Multifamily	12,066	12,638
Second mortgages and home equity lines of credit	3,372	2,699
Construction	-	-
Commercial	16,833	20,323
Total mortgage loans on real estate	170,276	175,769
Consumer	65	49
Home improvement	2,037	2,191
Total loans	172,378	178,009
Allowance for credit losses	(1,553)	(1,747)
Net deferred loan costs and fees, and purchase premiums	(387)	(351)
Loans, net	170,438	175,911
Federal Home Loan Bank of Boston stock, at cost	704	381
Premises and equipment, net	3,246	3,413
Accrued interest receivable	1,398	1,363
Bank-owned life insurance	10,670	10,402
Deferred tax asset	1,245	1,079
Operating lease right of use asset	860	953
Other assets	812	596
Total assets	$363,439	$349,007

Liabilities and Stockholders' Equity:
Deposits:
Non-interest bearing NOW and demand	$34,124	$32,760
Interest bearing NOW and demand	28,262	28,778
Regular and other	54,192	64,184
Money market accounts	21,956	26,995
Term certificates	132,307	110,659
Total deposits	270,841	263,376
Federal Home Loan Bank of Boston advances	10,350	3,675
Mortgagors' escrow accounts	1,525	1,596
Operating lease liability	877	962
Accrued expenses and other liabilities	3,796	3,509
Total liabilities	287,389	273,118

Stockholders' Equity:
Common stock	65	65
Additional paid-in capital	28,139	27,814
Treasury Stock	(78)	-
Retained earnings	50,226	50,416
Accumulated other comprehensive loss, net of tax	(1)	(3)
Unearned compensation - ESOP	(2,301)	(2,403)
Total stockholders' equity	76,050	75,889
Total liabilities and stockholders' equity	$363,439	$349,007

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net Income (Loss) (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Interest and dividend income:
Interest and fees on loans	$1,763	$1,777	$1,719	$7,020	$6,695
Interest and dividends on debt securities:
Taxable	999	965	845	3,736	3,228
Tax-exempt	84	89	99	363	414
Interest on short-term investments	282	176	38	552	341
Total interest and dividend income	3,128	3,007	2,701	11,671	10,678

Interest expense:
Deposits	1,389	1,197	757	4,513	1,872
Borrowings	118	171	51	453	54
Total interest expense	1,507	1,368	808	4,966	1,926

Net interest income	1,621	1,639	1,893	6,705	8,752
Provision for (reversal of) credit losses	(32)	(20)	-	(322)	-
Net interest income after provision for (reversal of) credit losses	1,653	1,659	1,893	7,027	8,752

Non-interest income:
Customer service fees	37	41	36	155	146
Income on bank-owned life insurance	66	67	67	267	258
Other income	63	59	61	243	260
Total non-interest income	166	167	164	665	664

Non-interest expense:
Salaries and employee benefits	1,030	1,117	1,146	4,558	4,517
Occupancy and equipment	225	256	274	975	1,028
Advertising	34	32	37	140	185
Data processing	82	97	82	369	344
Deposit insurance	34	33	43	133	106
Other general and administrative	360	373	351	1,523	1,489
Total non-interest expense	1,765	1,908	1,933	7,698	7,669

Income (loss) before income taxes	54	(82)	124	(6)	1,747
Provision (benefit) for income taxes	(106)	(42)	19	(39)	301
Net income (loss)	$160	$(40)	$105	$33	$1,446

Net income (loss) per share:
Basic	$0.03	$(0.01)	$0.02	$0.01	$0.23
Diluted	$0.03	$(0.01)	$0.02	$0.01	$0.23

Weighted average shares outstanding:
Basic	6,307,261	6,292,060	6,279,656	6,291,529	6,275,819
Diluted	6,307,261	6,292,060	6,279,790	6,291,529	6,275,874

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$172,191	$1,763	4.10%	$175,072	$1,777	4.06%	178,474	1,719	3.85%
Securities (1)	148,748	1,105	2.97%	149,442	1,078	2.89%	150,383	968	2.57%
Cash and short-term investments	20,266	282	5.57%	14,933	176	4.71%	3,331	38	4.56%
Total interest-earning assets	341,205	3,150	3.69%	339,447	3,031	3.57%	332,188	2,725	3.28%
Noninterest-earning assets	17,059			17,082			17,118
Total assets	$358,264			$356,529			$349,306
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,463	$4	0.05%	$30,261	$4	0.05%	$30,051	$4	0.05%
Savings deposits	55,173	14	0.10%	57,619	14	0.10%	64,996	16	0.10%
Money market deposits	22,332	13	0.23%	23,396	15	0.26%	28,890	19	0.26%
Certificates of deposit	129,340	1,358	4.20%	121,108	1,164	3.84%	111,041	718	2.59%
Total interest-bearing deposits	236,308	1,389	2.35%	232,384	1,197	2.06%	234,978	757	1.29%
FHLB advances	10,350	118	4.56%	14,186	171	4.82%	3,916	51	5.21%
Total interest-bearing liabilities	246,658	1,507	2.44%	246,570	1,368	2.22%	238,894	808	1.35%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	29,790			28,530			28,881
Other noninterest-bearing liabilities	6,011			5,650			5,726
Total liabilities	282,459			280,750			273,501
Total stockholders' equity	75,805			75,779			75,805
Total liabilities and stockholders' equity	$358,264			$356,529			$349,306
Net interest income		$1,643			$1,663			$1,917
Net interest rate spread(2)			1.25%			1.35%			1.93%
Net interest-earning assets(3)	$94,547			$92,877			$93,294
Net interest margin(4)			1.93%			1.96%			2.31%
Cost of deposits(5)			2.09%			1.84%			1.15%
Cost of funds(6)			2.18%			1.99%			1.21%
Ratio of interest-earning assets to interest-bearing liabilities	138.33%			137.67%			139.05%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $22,000, $24,000, and $24,000 for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Twelve Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$175,028	$7,020	4.01%	$178,044	$6,695	3.76%
Securities (1)	149,160	4,195	2.81%	150,334	3,752	2.50%
Cash and short-term investments	10,849	552	5.09%	10,923	341	3.12%
Total interest-earning assets	335,037	11,767	3.51%	339,301	10,788	3.18%
Noninterest-earning assets	16,838			16,701
Total assets	$351,875			$356,002
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,845	$14	0.05%	$32,252	$16	0.05%
Savings deposits	58,569	61	0.10%	70,338	70	0.10%
Money market deposits	24,044	59	0.25%	37,197	98	0.26%
Certificates of deposit	119,382	4,379	3.67%	103,410	1,688	1.63%
Total interest-bearing deposits	231,840	4,513	1.95%	243,197	1,872	0.77%
FHLB advances	9,091	453	4.98%	1,037	54	5.21%
Total interest-bearing liabilities	240,931	4,966	2.06%	244,234	1,926	0.79%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	29,380			31,170
Other noninterest-bearing liabilities	5,765			5,334
Total liabilities	276,076			280,738
Total stockholders' equity	75,799			75,264
Total liabilities and stockholders' equity	$351,875			$356,002
Net interest income		$6,801			$8,862
Net interest rate spread(2)			1.45%			2.39%
Net interest-earning assets(3)	$94,106			$95,067
Net interest margin(4)			2.03%			2.61%
Cost of deposits(5)			1.73%			0.68%
Cost of funds(6)			1.84%			0.70%
Ratio of interest-earning assets to interest-bearing liabilities	139.06%			138.92%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $96,000 and $110,000 for the twelve months ended June 30, 2024 and June 30, 2023, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income (Unaudited)

(In thousands)

	For the Three Months Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Securities interest income (no tax adjustment)	$1,083	$1,054	$944	$4,099	$3,642
Tax-equivalent adjustment	22	24	24	96	110
Securities (tax-equivalent basis)	$1,105	$1,078	$968	$4,195	$3,752
Net interest income (no tax adjustment)	$1,621	$1,639	$1,893	$6,705	6,859
Tax-equivalent adjustment	22	24	24	96	110
Net interest income (tax-equivalent adjustment)	$1,643	$1,663	$1,917	$6,801	$6,969

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary	At or for the Three Months Ended			At or for the Twelve Months Ended
Selected Financial Highlights (Unaudited)	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except share and per share amounts)	2024	2024	2023	2024	2023
Performance Ratios
Return (loss) on average assets (GAAP) (1, 4)	0.18%	(0.04%)	0.12%	0.01%	0.41%
Return (loss) on average equity ("ROAE") (GAAP) (1, 5)	0.84%	(0.21%)	0.55%	0.04%	1.92%
Noninterest expense to average assets (GAAP) (1)	1.97%	2.14%	2.21%	2.14%	2.15%
Total loans to total deposits	63.65%	65.07%	67.59%	63.65%	67.59%
Total loans to total assets	47.43%	48.27%	51.00%	47.43%	51.00%
Efficiency ratio (GAAP) (6)	98.77%	105.65%	93.97%	104.45%	81.45%
Capital Ratios
Total capital to risk-weighted assets	33.82%	34.07%	32.90%	34.07%	32.90%
Common equity tier 1 capital to risk-weighted assets	32.93%	33.15%	32.00%	33.15%	32.00%
Tier 1 capital to risk-weighted assets	32.93%	33.15%	32.00%	33.15%	32.00%
Tier 1 capital to average assets (2)	17.82%	17.83%	18.20%	17.83%	18.20%
Asset Quality Ratios
Allowance for credit losses on loans as a percentage of total loans (3)	0.90%	0.90%	0.98%	0.90%	0.98%
Allowance for credit losses on loans as a percentage of non-performing loans	NM	NM	NM	NM	NM
Net (charge-offs) recoveries to average outstanding loans	-%	-%	-%	-%	-%
Non-performing loans as a percentage of total loans	-%	-%	-%	-%	-%
Non-performing loans as a percentage of total assets	-%	-%	-%	-%	-%
Informational Items
Fair value of held to maturity securities	$132,946	$132,946	$132,273	$132,946	$132,273
Book value per share (7)	$11.47	$11.44	$11.44	$11.44	$11.44
Outstanding common shares	6,632,642	6,632,642	6,632,642	6,632,642	6,632,642

(1) Annualized, where appropriate..

(2) Average assets calculated on a quarterly basis.

(3) Total loans exclude net deferred loan costs and fees.

(4) Represents net income divided by average assets.

(5) Represents net income divided by average stockholders' equity

(6) Represents total non-interest expenses divided by net interest income and non-interest income.

(7) Represents total stockholders' equity divided by outstanding shares at period end.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com